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Exhibit 10.1

FORTIETH AMENDMENT TO THE THIRD
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

        This FORTIETH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of June 18, 2004 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

        WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to cause the Partnership to issue Partnership Units with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the General Partner shall determine and as shall be set forth in a written document attached to and made an exhibit to the Agreement; and

        WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to issue up to 5,000 units of a new class of Partnership Units in consideration of capital contributions to the Partnership in the aggregate amount of up to $915,000.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit RR," in the form attached hereto, which shall be attached to and made a part of the Agreement.

        2.     Each Person to whom the General Partner shall initially cause the Partnership to issue any of the Partnership Units described on Exhibit RR shall be admitted to the Partnership as a Limited Partner with the rights of holders of the Partnership Units set forth on Exhibit RR. The General Partner shall amend Exhibit A to the Agreement to reflect the admittance of each such Person as a Limited Partner and the issuance of such Partnership Units to each such Person.

        3.     Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:
AIMCO-GP, INC.
By:	/s/ PAUL J. MCAULIFFE Name: Paul J. McAuliffe Title: Executive Vice President and Chief Financial Officer

EXHIBIT RR
PARTNERSHIP UNIT DESIGNATION
OF THE
CLASS VII HIGH PERFORMANCE PARTNERSHIP UNITS
OF AIMCO PROPERTIES, L.P.

1.     Number of Units and Designation.

        A class of Partnership Units is hereby designated as "Class VII High Performance Partnership Units," and the number of Partnership Units initially constituting such class shall be five thousand (5,000), subject to adjustment at the Class VII High Performance Valuation Date, as provided in Section 3 hereof.

2.     Definitions.

        For purposes of this Partnership Unit Designation, the following terms shall have the meanings indicated in this Section 2. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

        "AIMCO Equity Capitalization" shall mean the quotient obtained by dividing (i) the sum of the AIMCO Market Values for each trading day included in the Measurement Period, by (ii) the number of trading days included in the Measurement Period.

        "AIMCO Market Value" shall mean, for any date, the product of (i) the number of REIT Shares and Partnership Units (other than Partnership Preferred Units) outstanding as of the close of business on such date, multiplied by (ii) the Value of a REIT Share on such date.

        "AIMCO Total Return" shall mean the Total Return of the REIT Shares for the Measurement Period; provided, however, that, for purposes of calculating the security price of the REIT Shares (i) at the beginning of the Measurement Period, such price shall be $34.50 and (ii) at the end of the Measurement Period, such price shall be the average of the daily market prices for twenty (20) consecutive trading days ending immediately prior to the Class VII High Performance Valuation Date. The market price for any such trading day shall be:

          (a)   if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the volume-weighted average of trading prices on such day, as reported by Bloomberg Financial Markets (or another reliable source selected by the General Partner), or if no trade takes place on such day, the average of the closing bid and asked prices on such day, as reported in the principal consolidated transaction reporting system;

          (b)   if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or

          (c)   if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the market price of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

        "Agreement" shall mean the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

        "Change of Control" shall mean the occurrence of any of the following events:

          (i)    an acquisition (other than directly from the Previous General Partner) of any voting securities of the Previous General Partner (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 20% or more of the combined voting power of the Previous General Partner's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change of Control. "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Previous General Partner or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Previous General Partner or in which the Previous General Partner serves as a general partner or manager (a "Subsidiary"), (B) the Previous General Partner or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined);

          (ii)   the individuals who constitute the Board of Directors of the Previous General Partner as of January 1, 2004 (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that if the election, or nomination for election by the Previous General Partner's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii)  approval by stockholders of the Previous General Partner of: (A) a merger, consolidation, share exchange or reorganization involving the Previous General Partner, unless (1) the stockholders of the Previous General Partner, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Company, and (3) no persons (other than the Previous General Partner or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Previous General Partner, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities has Beneficial Ownership of

  15% or more of the combined voting power of the Surviving Company's then outstanding voting securities (a transaction described in clauses (1) through (3) is referred to herein as a "Non-Control Transaction"); (B) a complete liquidation or dissolution of the Previous General Partner; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Previous General Partner to any person (other than a transfer to a Subsidiary).

        Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person (a "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Previous General Partner that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Previous General Partner, and after such share acquisition by the Previous General Partner, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change of Control shall occur.

        "Class VII High Performance Cash Amount" shall mean, as of any date, the lesser of (i) an amount of cash equal to amount that a Holder would receive in respect of each Class VII High Performance Partnership Unit if the Partnership sold all of its properties at their fair market value (which may be determined by reference to the Value of a REIT Share), paid all of its debts and distributed the remaining proceeds to the Partners as provided in Section 13.2 of the Agreement, determined as of the applicable Valuation Date, or (ii) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

        "Class VII High Performance Partnership Unit" shall mean a Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Exhibit RR.

        "Class VII High Performance Valuation Date" shall mean the earlier to occur of (i) January 1, 2007, or (ii) the date on which a Change of Control occurs.

        "Determination Date" shall mean (i) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution, and (ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the date upon which such split, subdivision, reverse stock split, combination or reclassification becomes effective.

        "Dilution Limit" shall mean an amount equal to 1.0% of the total number of REIT Shares and Partnership Common Units outstanding on the Class VII High Performance Valuation Date, on a fully diluted basis (excluding any Partnership Common Units held by the Previous General Partner or any of its wholly owned subsidiaries).

        "Ex-Date" shall mean (i) when used with respect to any dividend or distribution, the first date on which the securities in respect of which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and (ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such split, subdivision, reverse stock split, combination or reclassification becoming effective.

        "Extraordinary Distribution" shall mean the distribution by the Previous General Partner, by dividend or otherwise, to all holders of its REIT Shares of evidences of its indebtedness or assets (including securities) other than cash.

        "Hurdle Rate of Return" shall mean the greater of (i) 36.8% (or if the Measurement Period is less than three years, a percentage equal to the return over the Measurement Period that would result in a cumulative return of 36.8% over a three year period with annual compounding) or (ii) 115% of the Industry Total Return.

        "Industry Total Return" shall mean the Total Return of the securities included in the Industry Peer Group Index for the Measurement Period, with such average determined in a manner consistent with the manner in which such index is calculated; provided, however, that if such Total Return would be less than zero without giving effect to the reinvestment of dividends, then the "Industry Total Return" shall be equal to zero.

        "Industry Peer Group Index" shall mean the Morgan Stanley Dean Witter REIT Index or any other similar industry index approved by the Board of Directors of the Previous General Partner.

        "Measurement Period" shall mean the period from and including January 1, 2004 to but excluding the Class VII High Performance Valuation Date.

        "Outperformance Return" shall mean the amount (measured as a percentage), if any, by which the AIMCO Total Return exceeds the Hurdle Rate of Return. If the AIMCO Total Return does not exceed the Hurdle Rate of Return, "Outperformance Return" shall be 0%.

        "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

        "Total Return" shall mean, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of (A) the cumulative amount of dividends paid in respect of such security for such period (assuming that all dividends other than Extraordinary Distributions are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (B) an amount equal to (1) the security price at the end of such period, minus (2) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

        "Value" shall have the meaning set forth in the Agreement, except that Value shall be determined by reference to the average of the daily market prices for twenty (20) consecutive trading days rather than ten (10) consecutive trading days.

3.     Adjustment of Units at Class VII High Performance Valuation Date.

        On the Class VII High Performance Valuation Date, without any action on the part of the Partnership, the General Partner or the Holder of any Class VII High Performance Partnership Unit, each Class VII High Performance Partnership Unit shall automatically be adjusted to equal (a) if the Outperformance Return is 0%, 1/100 of a Class VII High Performance Partnership Unit, or (b) if the Outperformance Return is greater than 0%, the lesser of (i) the Dilution Limit divided by 5,000, or (ii) the quotient obtained by dividing (x) the product of (A) 5% of the Outperformance Return, multiplied by (B) the AIMCO Equity Capitalization, by (y) the product of (A) 5,000 and (B) the Value of a REIT Share on the Class VII High Performance Valuation Date. For illustrative purposes, examples of the calculation of adjustments to the number Class VII High Performance Partnership Units are set forth in Annex I hereto.

4.     Distributions.

          (a)   Prior to the Class VII High Performance Valuation Date, Holders of Class VII High Performance Partnership Units shall be entitled to receive distributions (other than distributions upon liquidation) if, as, when and in the same amounts and of the same type as may be paid to

  Holders of Partnership Common Units as if each Class VII High Performance Partnership Unit was 1/100 of a Partnership Common Unit.

          (b)   On and after the Class VII High Performance Valuation Date, the Holders of Class VII High Performance Partnership Units shall be entitled to receive distributions (other than distributions upon liquidation) if, as, when and in the same amounts and of the same type as may be paid to Holders of Partnership Common Units as if each Class VII High Performance Partnership Unit was a Partnership Common Unit originally issued on the Class VII High Performance Valuation Date.

5.     Allocations.

          (a)   Prior to the Class VII High Performance Valuation Date, Net Income and Net Loss shall be allocated to the Holders of Class VII High Performance Partnership Units as if each Class VII High Performance Partnership Unit was 1/100 of a Partnership Common Unit.

          (b)   On and after the Class VII High Performance Valuation Date, Net Income and Net Loss shall be allocated to the Holders of Class VII High Performance Partnership Units as if each Class VII High Performance Partnership Unit was a Partnership Common Unit originally issued on the Class VII High Performance Valuation Date; provided, however, that if the Outperformance Return is 0% on the Class VII High Performance Valuation Date, then as of the last day of the Measurement Period, each of the Holders of Class VII High Performance Partnership Units shall be specially allocated Net Loss or deduction in an amount equal to (i) the excess of (x) the aggregate Class VII High Performance Partnership Unit capital contributions over (y) the fair market value of the Class VII High Performance Partnership Units as of such date, after applying the adjustments required by Section 3 of this Partnership Unit Designation, divided by (ii) the number of Class VII High Performance Partnership Units held by such Holder.

          (c)   In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII of the Agreement, then, notwithstanding Section 6.3.C of the Agreement, each Holder of Class VII High Performance Partnership Units shall be specifically allocated items of Partnership income and gain in an amount sufficient to cause the Capital Account of such Holder to be equal to that of a Holder of an equal number of Partnership Common Units.

6.     Redemption.

        Upon the occurrence of a Change of Control, and subject to the applicable requirements of Federal securities laws and any securities exchange or quotation system rules or regulations, each Holder of Class VII High Performance Partnership Units shall have the redemption rights of Qualifying Parties set forth in Section 8.6 of the Agreement, except that (i) all references therein to "Redeemable Units" or "Partnership Common Units" shall be deemed to be references to Class VII High Performance Partnership Units, (ii) the first Twelve-Month Period applicable to all Class VII High Performance Partnership Units shall be deemed to have passed, (iii) all references therein to "Cash Amount" shall be deemed to be references to the Class VII High Performance Cash Amount, and (iv) in the event that the Previous General Partner elects to acquire Class VII High Performance Partnership Units that have been tendered for Redemption, the Previous General Partner shall acquire each such Class VII High Performance Partnership Unit in exchange for a number of REIT Shares equal to the quotient obtained by dividing the Class VII High Performance Cash Amount by the Value of a REIT Share, determined as of the applicable Valuation Date.

7.     Status of Reacquired Units.

        All Class VII High Performance Partnership Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

8.     Restrictions on Ownership and Transfer.

        The restrictions on Transfer set forth in Sections 11.1.B and 11.3.A of the Agreement shall not apply to Transfers of Class VII High Performance Partnership Units. Prior to the Class VII High Performance Valuation Date, the Class VII High Performance Partnership Units shall be owned and held solely by SMP 2007, L.L.C., a Delaware limited liability company (the "SMP"). On or after the Class VII High Performance Valuation Date, the Class VII High Performance Partnership Units may be Transferred (i) by the SMP to (a) any Person who is a member (a "Member") of the SMP immediately prior to such transfer, (b) a Family Member of a Member, (c) a Controlled Entity of a Member, (c) any Person with respect to whom the Member constitutes a Controlled Entity, (d) upon the death of a Member, by will or by the laws of descent and distribution to any Qualified Transferee, and (ii) by any other Person to (a) a Family Member of a such Person, (b) a Controlled Entity of such Person, (c) any other Person with respect to whom such Person constitutes a Controlled Entity, (d) upon the death of such Person, by will or by the laws of descent and distribution to any Qualified Transferee.

Voting Rights.

        Each Holder of Class VII High Performance Partnership Units shall have the same voting and approval rights as a Holder of an equal number of Partnership Common Units.

9.     Adjustments.

          (a)   In the event of any Extraordinary Distribution occurring on or after January 1, 2004, for purposes of determining the Value of a REIT Share or the AIMCO Total Return, each price of a REIT Share determined as of a date on or after the Ex-Date for such Extraordinary Distribution shall be adjusted by multiplying such price by a fraction (i) the numerator of which shall be the price of a REIT Share on the date immediately prior to such Ex-Date, and (ii) the denominator of which shall be (A) the price of a REIT Share on the date immediately prior to such Ex-Date, minus (B) the fair market value on the date fixed for such determination of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share (as determined by the General Partner, whose determination shall be conclusive); provided further, that such amount shall be so adjusted for each such Extraordinary Distribution occurring on or after January 1, 2004.

          (b)   In the event that, on or after January 1, 2004, the Previous General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, or (iv) otherwise reclassifies its outstanding REIT Shares, then, for purposes of determining the Value of a REIT Share or the AIMCO Total Return, each price of a REIT Share determined as of a date on or after the Ex-Date for such transaction shall be adjusted by multiplying such price by a fraction (x) the numerator of which shall be the number of REIT Shares issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (y) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification.

          (c)   The General Partner shall have authority to appropriately adjust the AIMCO Market Value, the AIMCO Total Return or the Value of a REIT Share if any other transaction or circumstance occurs or arises that would have an inequitable result.

10.   General.

        Class VII High Performance Partnership Units shall be evidenced by certificates in the form of Annex II hereto, or in such other form as the General Partner shall specify from time to time. The Class VII High Performance Partnership Units shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing a Class VII High Performance Partnership Unit shall bear the following legend: "This certificate evidences an interest in AIMCO Properties, L.P. and shall be a security for purposes of the Uniform Commercial Code." This provision shall not be amended, and any purported amendment to this provision shall not take effect until all outstanding certificates have been surrendered for cancellation. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of, Class VII High Performance Partnership Units.

ANNEX I TO
EXHIBIT RR

Numerical Examples of the Calculation of the Adjustment to the Number of Class VII
High Performance Partnership Units on the Class VII High Performance
Valuation Date

        The following table illustrates the adjustment that would be made to the number of Class VII High Performance Partnership Units ("HPUs") on the Class VII High Performance Valuation Date under different circumstances. Except as otherwise indicated, it is assumed, for purposes of the illustration, that: (i) the Class VII High Performance Valuation Date is January 1, 2007; (ii) the Industry Total Return is 36.8%, resulting in a Hurdle Rate of Return of 42.3%; and (iii) the AIMCO Equity Capitalization is $3.641 billion.

Stock Price	AIMCO Total Return	Outperformance Return	AIMCO Equity Capitalization (Millions)	Number of HPUs
$38.00	31.01%	0.00%	$3,641	50
40.00	36.81%	0.05%	$3,641	2,348
42.00	42.61%	5.85%	$3,641	253,525
44.00	48.41%	11.65%	$3,641	481,867
46.00	54.20%	17.44%	$3,641	690,353
48.00	60.00%	23.24%	$3,641	881,465
50.00	65.80%	29.04%	$3,641	1,057,289
52.00	71.59%	34.83%	$3,641	1,083,830*

*
The number of HPUs has been restricted based on the Dilution Limit.

ANNEX II TO
EXHIBIT RR

        THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO AIMCO PROPERTIES, L.P. AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

        THIS CERTIFICATE EVIDENCES AN INTEREST IN AIMCO PROPERTIES, L.P. AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.

Units	Certificate Number

AIMCO PROPERTIES, L.P.
FORMED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS VII HIGH PERFORMANCE PARTNERSHIP UNITS

        This certifies that                        is the owner of            Class VII High Performance Partnership Units of AIMCO Properties, L.P., a Delaware limited partnership. This Certificate and the Class VII High Performance Partnership Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as amended and/or supplemented from time to time.

        IN WITNESS WHEREOF, the General Partner of AIMCO Properties, L.P. has caused this Certificate to be signed by an authorized person on this    day of            ,

By:	AIMCO-GP, Inc.,
By:	Name: Title:

[REVERSE OF CERTIFICATE]

        For Value Received,                        hereby sells, assigns and transfers unto

        Class VII High Performance Partnership Units represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class VII High Performance Partnership Units on the books of AIMCO Properties, L.P. with full power of substitution in the premises.

Dated:
By:
Name:

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FORTIETH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.